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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 6, 2017

HOLLYFRONTIER CORPORATION (Exact name of registrant as specified in its charter)
Delaware	001-03876	75-1056913
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐
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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2017, the Board of Directors (the “Board”) of HollyFrontier Corporation (the “Company”) expanded the size of the Board from nine to eleven members and appointed Anne-Marie N. Ainsworth and Anna C. Catalano as members of the Board.

Ms. Ainsworth, 61, served as President and Chief Executive Officer of the general partner of Oiltanking Partners, L.P. and of Oiltanking Holding Americas, Inc., companies engaged in the terminaling, storage and transportation by pipeline of crude oil, refined petroleum products and liquefied petroleum gas, from November 2012 until her retirement in March 2014, Senior Vice President, Manufacturing of Sunoco Inc. from November 2009 to April 2012, and General Manager of the Motiva Enterprises, LLC Norco, Louisiana Refinery from November 2006 to October 2009. Prior to joining Motiva, Ms. Ainsworth served in various capacities at Royal Dutch Shell. Ms. Ainsworth has served on the boards of directors of Pembina Pipeline Corporation since November 2014, Archrock, Inc. since April 2015 and Kirby Corporation since October 2015. She served on the board of directors of Seventy Seven Energy Inc. until June 2015. Ms. Ainsworth brings to the Board extensive experience in the oil industry and strong business, operational and financial acumen from her leadership roles at other public companies.

Ms. Catalano, 58, served in various capacities for BP plc, and its predecessor Amoco Corporation, from 1979 until her retirement in 2003, including as Group Vice President, Marketing, for BP plc from 2000 to 2003. Ms. Catalano has served on the boards of directors of Kraton Corporation since September 2011 and Willis Towers Watson plc since January 2016 (having previously served on the board of directors of Willis Group from July 2006 until the merger of Willis Group and Towers Watson & Co.). She served on the boards of directors of Mead Johnson Nutrition Company until May 2017 and Chemtura Corporation until June 2017. Ms. Catalano brings to the Board significant corporate and international business and marketing experience.

There are no arrangements or understandings between any of Ms. Ainsworth or Ms. Catalano and any other person pursuant to which such director was selected as a director. Neither Ms. Ainsworth nor Ms. Catalano has any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Ms. Ainsworth or Ms. Catalano has an interest requiring disclosure under item 404(a) of Regulation S-K.

Item 7.01     Regulation FD Disclosure.
On November 6, 2017, the Company issued a press release announcing the appointment of Ms. Ainsworth and Ms. Catalano to the Board. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety.
The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of the Company issued November 6, 2017.*

* Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:        /s/ Denise C. McWatters
Name:    Denise C. McWatters

Title:	Senior Vice President and General Counsel

Date:    November 6, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company issued November 6, 2017.*
* Furnished herewith.